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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): October 12, 2009

                                   STRASBAUGH
                                   ----------
             (Exact name of registrant as specified in its charter)

         California                       000-23576               77-005484
         ----------                       ---------               ---------
(State or other jurisdiction       (Commission file number)    (IRS employer
     of incorporation)                                       identification no.)

               825 Buckley Road, San Luis Obispo, California 93401
               ---------------------------------------------------
                    (Address of principal executive offices)

                   Registrant's telephone number: 805-541-6424

                                 Not Applicable
                                 --------------
           Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

            On October 12, 2009, the Company issued 504,000 shares of restricted Common Stock to holders of its employee stock options, in exchange for cancellation of options to purchase 1,008,000 shares of Common Stock. The issuance was pursuant to the Company's Option Exchange Program, in which employees were entitled to exchange options for Common Stock at the rate of two options for one share of Common Stock. The shares issued are subject to vesting, so that any of the shares issued to an employee who ceases to be employed on or before March 31, 2010 will be cancelled.

            The options surrendered were exercisable at prices ranging from $1.20 to $1.71 per share. There was no other consideration given.

            The Company believes that the issuance of the shares of restricted Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and Regulation D thereunder.



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 13, 2009
                                STRASBAUGH

                                By: /s/ RICHARD NANCE
                                    -----------------------
                                    Chief Financial Officer






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